UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 1, 2012

SENECA GLOBAL FUND LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	333-175052	72-3236572
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland 20850
(Address of Principal Executive Office)(zip code)

(240) 631-7600
Registrant telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS.

Effective October 1, 2012, Mr. John H. Grady, is no longer employed by Steben & Company, Inc. (“SCI”), the General Partner of Seneca Global Fund Limited Partnership.  In addition, Mr. Grady no longer serves on the Board of Directors or the Investment Committee of SCI.

Also effective October 1, 2012, Mr. Brian F. Hull has been appointed as SCI’s Chief Compliance Officer.  Mr. Hull joined the Firm in July 1997, and since that time has held several positions in the firm’s compliance and operations departments, including Chief Compliance Officer, and most recently as Vice President of Compliance.

Prior to joining Steben & Company, Mr. Hull was a registered representative and a general securities principal of Tiger Investment Group, Inc. in Waltham, MA, where he served as Chief Compliance Officer from 1995 to 1997.  Mr. Hull holds Series 3, 7, 24 and 28 licenses, and is both a General Securities and Financial and Operations Principal. He has been an Associated Person of Steben & Company since January 1998.  Mr. Hull attended University of Alaska Anchorage, majoring in accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Seneca Global Fund, Limited Partnership By: Steben & Company , Inc. General Partner
Date: October 1, 2012	By:
/s/ Kenneth E. Steben
Kenneth E. Steben President of the General Partner